Second Quarter 2016 Business Review Jonathan W. Painter, President & CEO Michael J. McKenney, Senior Vice President & CFO

2 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Forward-Looking Statements The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This presentation contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

3 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Use of Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, and adjusted earnings before interest, taxes, depreciation, and amortization. A reconciliation of those numbers to the most directly comparable U.S. GAAP financial measures is shown in our 2016 second quarter earnings press release issued August 3, 2016, which is available in the Investors section of our website at www.kadant.com under the heading Recent News. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

4 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. BUSINESS REVIEW Jonathan W. Painter President & CEO

5 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Q2 2016 Financial Highlights ($ Millions, except per share amounts) Q2 2016 Q2 2015 % CHANGE3 EXCL. FX3 Revenue $111.8 $98.3 13.7% 15.7% Gross Margin 44.9% 46.5% n.m. n.m. Net Income1 $8.3 $8.5 -1.8% 3.6% Adjusted EBITDA1, 2 $17.9 $15.6 14.3% 18.6% Adjusted EBITDA/Revenue 16.0% 15.9% n.m. n.m. Diluted EPS1 $0.75 $0.76 -1.3% 3.9% Adjusted Diluted EPS1, 2 $0.88 $0.78 12.8% 17.9% Bookings $98.1 $93.7 4.7% 6.8% Cash Flow1 $13.6 $14.4 -5.1% -5.1% 1 Net income, diluted EPS, adjusted diluted EPS, adjusted EBITDA, and cash flow are from continuing operations. 2 Adjusted EBITDA and adjusted diluted EPS are non-GAAP financial measures that exclude certain items as detailed in our Q2 2016 earnings release dated August 3, 2016. 3 Percent change calculated using actual numbers reported in our Q2 2016 earnings release dated August 3, 2016.

# FX Translation and Acquisition Impact

| **Q2 2016,** $ in millions except EPS | **Revenue** | **Adjusted EPS[4]** | **Bookings** | **Parts & Consumables Revenue** | **Parts & Consumables Bookings** |
|---|---|---|---|---|---|
| As Reported | $111.8 | $0.88 | $98.1 | $69.5 | $64.6 |
| Growth[1] | 13.7% | 12.8% | 4.7% | 6.4% | 3.6% |
| Growth excluding FX Translation[2] | 15.7% | 17.9% | 6.8% | 8.4% | 5.7% |
| Growth excluding FX Translation and Acquisitions[3] | 0.3% | 3.8% | -8.4% | 0.9% | -1.8% |

1 Growth is the year-over-year percent change between the current period and the comparable prior period.
2 Represents the year-over-year percent change excluding the impact of current period versus prior period exchange rates.
3 Represents the year-over-year percent change excluding the impact of acquisitions and current period versus prior period exchange rates. Acquired businesses are classified above as Acquisitions for the first four quarters after acquisition.
4 Adjusted diluted EPS is a non-GAAP financial measure that excludes certain items as detailed in our Q2 2016 earnings press release issued August 3, 2016.

6
KAI 2Q16 Business Review–August 4, 2016
© 2016 Kadant Inc. All rights reserved.

KADANT
AN ACCENT ON INNOVATION

7 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Bookings and Revenues US$ (millions) 1 Reported Q415 bookings were $76 million, which included new orders of $92 million and a booking reversal of $16 million. $0 $20 $40 $60 $80 $100 $120 Bookings Booking Reversal Revenues 1

8 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Parts and Consumables Bookings and Revenues US$ (millions) $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues

9 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. REGIONAL PERFORMANCE

10 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. North America Bookings and Revenues US$ (millions) $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues

11 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Europe Bookings and Revenues US$ (millions) $0 $5 $10 $15 $20 $25 $30 $35 Bookings Revenues

12 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Asia Bookings and Revenues US$ (millions) 1 Reported Q415 Asia bookings were negative $6 million, which included new orders of $10 million and a booking reversal of $16 million. -$10 -$5 $0 $5 $10 $15 $20 $25 $30 $35 $40 Bookings New Orders Revenues 1

13 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Rest-of-World Bookings and Revenues US$ (millions) $0 $2 $4 $6 $8 $10 $12 $14 $16 Bookings Revenues

14 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Guidance • FY 2016 GAAP diluted EPS of $2.75 to $2.81 • FY 2016 adjusted diluted EPS of $2.98 to $3.04 • FY 2016 revenues of $415 to $421 million • Q3 2016 GAAP diluted EPS of $0.62 to $0.65 • Q3 2016 revenues of $103 to $105 million

15 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. FINANCIAL REVIEW Michael J. McKenney Senior Vice President & Chief Financial Officer

16 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Quarterly Gross Margins 45.6% 43.7% 43.4% 43.0% 47.3% 48.6% 43.9% 43.9% 45.2% 43.0% 44.7% 44.7% 48.1% 46.5% 47.5% 43.1% 45.6% 44.9% 30% 35% 40% 45% 50%

17 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Quarterly SG&A US$ (millions) 25% 30% 35% 40% 45% $0 $10 $20 $30 $40 SG&A SG&A as a % of Revenues

18 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. 2Q15 to 2Q16 Adjusted Diluted EPS $0.78 $0.11 $0.02 $0.01 $0.01 ($0.05) $0.88 $0.00 $0.25 $0.50 $0.75 $1.00

19 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Cash Flow ($ Millions) 2Q16 2Q15 Income from Continuing Operations $8.4 $8.5 Depreciation and Amortization 4.9 2.8 Stock-Based Compensation 1.3 1.7 Other Items (0.6) 0.1 Change in Current Assets & Liabilities (excl. acquisition) (0.4) 1.3 Cash Provided by Operating Activities $13.6 $14.4

20 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Key Working Capital Metrics 2Q16 1Q16 2Q15 Days in Receivables 58 60 57 Days in Inventory 89 99 107 Days in Payables 45 41 49 57 60 58 107 99 89 49 41 45 20 40 60 80 100 120 140 Days in Receivables Days in Inventory Days in Payables

21 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Working Capital and Cash Conversion Days 2Q16 1Q16 2Q15 Working Capital % LTM Revenues* 12.7% 15.1% 15.8% Cash Conversion Days** 102 days 118 days 115 days *Working Capital is defined as current assets less current liabilities, excluding cash, debt, and the discontinued operation. ** Based on days in receivables plus days in inventory less days in accounts payable. 0 50 100 150 200 0% 5% 10% 15% 20% DA YS % O F R EV EN U E Cash Conversion Days Working Capital % LTM Revenues *

22 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Cash and Debt ($ Millions) 2Q16 1Q16 2Q15 Cash, cash equivalents, and restricted cash $54.9 $106.1 $48.6 Debt (64.3) (72.2) (28.5) Net (Debt) Cash $(9.4) $33.9 $20.1 $30.9 $30.1 $41.5 $47.7 $51.8 $48.5 $58.7 $11.6 $14.3 $9.5 $18.7 $19.9 $12.5 $20.1 $27.5 $35.7 $33.9 $(9.4) ($20) $0 $20 $40 $60

23 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Leverage Ratio * Calculated by adding or subtracting certain items, as required by our Credit Facility, from Adjusted EBITDA. Under our new Credit Facility entered into on August 3, 2012 total debt is defined as debt less domestic cash of up to $25 million. For periods prior to 3Q12, total debt was not reduced for domestic cash. 0.89 0.00 0.25 0.50 0.75 1.00 1.25 Debt/EBITDA *

24 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Questions & Answers To ask a question, please call 888-326-8410 within the U.S. or +1-704-385-4884 outside the U.S. and reference 46143277. Please mute the audio on your computer.

25 KAI 2Q16 Business Review–August 4, 2016 © 2016 Kadant Inc. All rights reserved. Q2 2016 Key Take-Aways • Solid quarter in revenue, EPS, and cash flow • PAAL integration is going well and we expect this progress to continue to gain momentum • We continue to expect 2016 to be a good year despite the challenging market environment across the globe

Second Quarter 2016 Business Review Jonathan W. Painter, President & CEO Michael J. McKenney, Senior Vice President & CFO